Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V88658-P45247 1STDIBS.COM, INC. 300 PARK AVENUE SOUTH, 10TH FLOOR NEW YORK, NY 10010 1STDIBS.COM, INC. You invested in 1STDIBS.COM, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 7, 2026. Virtually at: www.virtualshareholdermeeting.com/DIBS2026 *Please check the meeting materials for any special requirements for meeting attendance. Get informed before you vote View the Annual Report and Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 23, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2026 Annual Meeting Vote by May 6, 2026 11:59 P.M. ET Vote Virtually at the Meeting* May 7, 2026 1:00 P.M. Eastern Time

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V88659-P45247 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. The election of two Class II directors to serve until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified. For Nominees: 01) Matthew R. Cohler 02) Andrew G. Robb 2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. For NOTE: In their discretion, each of the proxies is authorized to vote upon and to transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.